Exhibit 4.36

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AUTHORIZATION STATEMENT No. 437/2007/SPB-ANATEL

AUTHORIZATION STATEMENT FOR THE PROVISION OF LAND LINE SWITCHED TELEPHONE SERVICES, ON A LOCAL BASIS, ENTERED INTO BY AND BETWEEN AGÊNCIA NACIONAL DE TELECOMUNICAÇÕES – ANATEL (NATIONAL TELECOMMUNICATIONS AGENCY) AND TIM CELULAR S.A.

By this instrument, on the one side, Agência Nacional de Telecomunicações, registered with tax authorities under No. CNPJ/MF 02,030,715/0001-12, an entity comprised by the FEDERAL UNION, as mandated by Federal Law No. 9,472 of July 16th 1997, hereinafter referred to as Anatel, herein represented by the Deputy Superintendent for Public Services JOSÉ GONÇALVES NETO, a Brazilian citizen, married, an engineer, holder of Identity Card No. 73.074 – SSP/DF, registered with tax authorities under No. CPF/MF 334.854.531-53, and, on the other side, TIM CELULAR S.A., registered with tax authorities under No. CNPJ/MF 04.206.050/0001-80, herein represented by its Corporate Manager for Regulatory Affairs, LEANDRO ENRIQUE LOBO GUERRA, a Brazilian citizen, married, an engineer, holder o Identity Card No. 3.055.777-8/PR, registered with tax authorities under No. CPF/MF 680.334.279-49, hereinafter referred to as the AUTHORIZED PARTY, hereby enter into this AUTHORIZATION STATEMENT, hereinafter referred to as STATEMENT, which shall be governed by the following sections and conditions:

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Chapter I - Purpose

Section 1.1. The purpose of this STATEMENT is establishing the conditions for the provision of Land line Switched Telephone Services, for use by the public at large (STFC), to be provided on a private basis and LOCAL basis, within the Provision Areas corresponding to regions I, II, and III of the General Grants Plan – PGO, as per an Authorization arising from Act No. 65.152 of May 24th 2007, as published on the Official Gazette of the Federal Union of May 25th 2007.

Sole Paragraph – The Purpose of this STATEMENT comprises, where applicable, the provision of the services in fringe and border areas, as per the terms of the regulations.

Section 1.2 – Land Line Switched Telephone Services are telecommunications services that, through the transmission of voice and other signals, are intended for the communication between determined fixed locations using telephony processes.

Section 1.3 – The AUTHORIZED PARTY is entitled to implement, expand and operate branches, networks and switchboard centers necessary for its execution, as well as to exploit the same on an industrial basis, as per the terms of the regulations.

Section 1.4 – The AUTHORIZED PARTY undertakes to provide its subscribers, either directly or through third parties, on a free basis, telephone directories listing the subscribers of all the providers of said STFC services, within its Authorized area, subject to the regulations in force.

Section 1.5 – The AUTHORIZED PARTY shall ensure that all requesting parties and users of the authorized services, within the localities wherein same are provided, are afforded the installations necessary for the provision of the services, as per the regulations, which

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services shall be operational within 12 months from the publication of this STATEMENT in the Official Gazette of the Federal Union.

Section 1.6 – The AUTHORIZED PARTY shall provide the users of the services with free access to public emergency services established in the regulations.

Chapter II – Amount Payable for the Authorization

Section 2.1 – The amount payable for the Authorization to provide the STFC within the Provision Area(s) mentioned in Section 1.1 shall be paid as per the form and conditions established througha specific act yet to be issued by Anatel.

Paragraph 1 – The amount payable for the Authorization shall be paid to Fundo de Fiscalização das Telecomunicações – FISTEL (Telecommunications Supervisory Fund) , through Bank Invoice(s) issued by Anatel.

Paragraph 2 – The amount paid for the Authorization shall not include the public price payable for the right to use radio-frequencies.

Chapter III – Use of Radio-frequencies and
Conditions for Provision of the Services

Section 3.1 – The AUTHORIZED PARTY may use, on a payable basis and as per the terms of the regulations, the radio-frequencies necessary for the implementation of land line systems of radio-communication that are required for the Provision of the Service.

Section 3.2 – The right to use the radio-frequencies mentioned on the preceding Section shall be valid for a period of (20) twenty years, to be computed as of the date of the grant of

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the authorization to use said radio-frequencies. Said term shall be renewable, once only, for an equal period, and said renewal shall be granted on a payable basis.

Section 3.3 – The AUTHORIZED PARTY undertakes to provide the services mentioned on the Authorization in such a manner as to fully comply with the obligations inherent to the service provided on a private basis, which obligation shall be applicable thereon subject to the stipulations contained on this STATEMENT.

Sole Paragraph – Failure to comply with the obligations concerning the purpose of this STATEMENT shall render the AUTHORIZED PARTY subject to the application of the penalties contained herein, the temporary suspension by Anatel or the extinction of this Authorization, as provided on art. 137 of Law 9.472 of 1997.

Section 3.4 – The AUTHORIZED PARTY shall exploit the service constituting the object of this Authorization on its own account and risk, within the system of broad and fair competition established in Law 9.472 of 1997.

Sole Paragraph – The AUTHORIZED PARTY shall not be entitled to any type of exclusivity or guaranty of financial economic balance, nor shall it be entitled to claim a right over the acceptance of new providers of the same service, be it on a public or private basis.

Section 3.5 – The AUTHORIZED PARTY shall establish a Basic Service Plan, which is to be uniform and must necessarily be offered to all prospective users within all of the area where the STFC services are to be provided.

Section 3.6 – The AUTHORIZED PARTY shall establish the prices which shall be charged for providing the STFC services, defining Service Plans having structures, forms, criteria and amounts payable which must be reasonable and non-discriminatory.

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Section 3.7 – The AUTHORIZED PARTY may establish Alternative Services Plans having structures, criteria and amounts payable different from those of the Basic Services Plan and which shall constitute an option for existing or prospective users; no discriminatory treatment shall be allowed.

Section 3.8 – The AUTHORIZED PARTY shall broadly divulge its Services Plans (both the Basic and the Alternative) with a minimum advance of (2) two days prior to their commercialization and shall inform Anatel as to their entire content within up to (5) five business days subsequent to the commercialization of each such Plan.

Section 3.9 – The AUTHORIZED PARTY shall send to Anatel a copy of Agreements models for provision of the STFC services within (10) business days subsequent to commencement of their commercialization.

Chapter IV – Service Quality Criteria

Section 4.1 – It shall be a prerequisite for this Authorization that the services provided by the AUTHORIZED PARTY must be of compatible quality, such compatibility being in the form of suitable conditions of regularity, efficiency, safety, modernity, generality and courtesy.

Paragraph One – The regularity shall be characterized by the uninterrupted provision of the services, with strict observance of the provisions set forth in the rules issued by Anatel.

Paragraph Two – The efficiency shall be characterized by securing and preserving the parameters set forth on this STATEMENT and by servicing users of the service within the time periods provided for on this STATEMENT.

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Paragraph Three – Safety in providing the services shall be characterized by the confidentiality of the data concerning use of the services by its users, and by the total preservation of the secrecy of the information transmitted within the ambit of its provision, in compliance with the stipulations of item V of section 8.1.

Paragraph 4 – The modernity shall be characterized by the modernity of the equipment, of the installations and of the techniques used in providing the services, and by the use of the technological advancements that definitely bring benefits for the users, subject to the provisions of this STATEMENT.

Paragraph 5 -  The generality shall be characterized by the non-discriminatory provision of the services to all and any user, and the AUTHORIZED PARTY hereby undertakes to provide the services to whoever requests them, at the location indicated by the requesting party, as provided in Section 1.5 and according to the regulations in force.

Paragraph 6 – The courtesy shall be characterized by the provision of respectful and prompt services to all users of the authorized services, as well as by the observance of the obligation to inform and promptly and politely address all of those, whether users or not, request information, solutions or otherwise make any type of request to the AUTHORIZED PARTY, according to the provisions of this STATEMENT.

Section 4.2 – The AUTHORIZED PARTY shall observe the parameters and indicators of the General Plan of Quality Goals approved by Resolution No. 341 of June 20th 2003.

Sole Paragraph – For calculation of the mentioned indicators, consideration shall only be given to the data concerning the localities having over one hundred eighty (180) days of commercial operation.

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Section 4.3 – The AUTHORIZED PARTY shall not, in case the provision of services is interrupted, allege default of obligations by Anatel or the Federal Union.

Section 4.4 – Provision of the authorized services may only be suspended under the conditions set forth on the Land Line Switched Telephone Services Regulations issued by Anatel.

Chapter V – Numbering Assignment Plan

Section 5.1 – The AUTHORIZED PARTY shall comply with the regulations concerning number assignment and guarantee to the subscriber of the service the portability of the access codes.

Paragraph 1 – The costs stemming from the investments necessary to allow the portability of the access codes shall be shared between the AUTHORIZED PARTY and the remaining providers of telecommunications services, whether on private or public regime.

Paragraph 2 – The costs arising from the management of the process of consigning and occupying the access codes of the Number Assignment Regulations shall be responsibility of the AUTHORIZED PARTY, as per the terms of the Regulations on the Management of Numbering Resources, approved throughResolution No. 84 of December 30th 1998.

Chapter VI – Charging Users

Section 6.1 – Charge documents issued by the AUTHORIZED PARTY shall be submitted on a clear and explained manner, they shall be secret and shall provide a breakdown of the type and the quantity of each of the services provided to the subscriber.

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Sole Paragraph – The AUTHORIZED PARTY may include on the collection document – provided it does so in a clear and explicit manner – the amounts due for other services provided, as well as those from the provision of other services or utilities related to the authorized service.

Section 6.2 – The AUTHORIZED PARTY shall offer a discount to subscribers affected by occasional discontinuities on the provision of the services, as long as not caused by the subscriber, which discounts shall be proportional to the period during which discontinuity occurred, as provided on the regulations.

Chapter VII – Rights and Guarantees of Users
and Other Service Providers

Section 7.1 – Subject to the rules and parameters set forth on this STATEMENT, the following shall constitute rights of the users of the services governed by this Authorization:

I – access to the service and its use within the quality, regularity and efficiency standards provided for on this STATEMENT and on the regulations in force;

II – the possibility to request the suspension or the interruption of the services;

III – non-discriminatory treatment as to the conditions to access and enjoyment of the services;

IV – securing adequate information as to the conditions in which the services are provided and as to the prices charged therefore;

V – communication inviolability and confidentiality, subject to the constitutional and legal cases and conditions where such confidentiality in telecommunications may be disregarded;

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VI –obtaining the secrecy as to their respective access code, on a free basis, through a request submitted to the user service terminals offered by the AUTHORIZED PARTY;

VII – non suspension of the services provided to the subscriber, if not requested by the subscriber, except for the cases where same has failed to pay amounts owing for use of said services or where subscriber has failed to comply with the obligations set forth on art. 4 of Law 9.472 of 1997;

VIII – previous knowledge of all and any change on conditions for providing the services, which directly or indirectly affect subscriber;

IX – privacy of collection documents and privacy as to subscriber’s personal data as used by the AUTHORIZED PARTY;

X – efficient and prompt response of the AUTHORIZED PARTY to all complaints submitted by subscriber;

XI – having all complaints and other reports filed against the AUTHORIZED PARTY forwarded to Anatel and other consumer defense bodies;

XII – redress of wrongs caused by violation of subscriber’s rights;

XIII – having all terms of the subscription agreement entered into for engaging the telecommunications services duly observed by the AUTHORIZED PARTY;

XIV – freedom to choose any National or International Long Distance Call operators;

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XV – respect for the portability of subscriber’s access codes, subject to the stipulations set forth on the regulations;

XVI – not to be obliged to consume services or acquire goods or equipment which subscriber is not interested in, and not to be obliged to submit to certain conditions in order to receive the services described on this Authorization, as per the terms of the regulations in force;

XVII – substitution of their access codes, as per the terms of the regulations in force;

XVIII – the capture, by the Provider of the STFC services, on free basis, of all local calls addressed to the subscriber’s previous access codes, and the provision of a service informing the subscriber’s new access code, when same changes his/her service providers, subject to the stipulations set forth on Chapter VIII of the General Plan of Quality Goals.

Paragraph 1 – The AUTHORIZED PARTY shall observe its duty to strictly respect the secrecy inherent to telephony services and the confidentiality of data and information by using all the means and the technology necessary to ensure that this right is guaranteed to users.

Paragraph 2 – The AUTHORIZED PARTY shall make available the technological resources necessary to suspend the secrecy of telecommunications, when so directed by judiciary authorities, in the manner provided by the law.

Section 7.2 – In addition to the rights mentioned in the preceding Section, other service providers shall have the following rights:

I – interconnection with the AUTHORIZED PARTY’s network, in non-discriminatory economic and operational conditions, under technically adequate conditions and at equal

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and fair prices that strictly address the provision of the services, subject to Anatel’s regulations;

II – to receive the requested service from the AUTHORIZED PARTY with no discrimination, at market prices or at prices negotiated by the parties and with the discounts that apply in view of the costs avoided by large-scale consumption, subject to the regulations in force; and

III – obtain the information that the AUTHORIZED PARTY is obliged to have and which is necessary to provide the services rendered by them, including the information concerning revenues, except for the information which the AUTHORIZED PARTY has the right to withhold in view of corporate secrecy, and third parties’ rights.

Paragraph 1 – Disputes between the AUTHORIZED PARTY and other service providers shall be resolved administratively by Anatel, as per the terms of the regulations in force.

Paragraph 2 – Anatel shall permanently monitor the relationship between the providers of the services approved herein and the AUTHORIZED PARTY, and shall deter any conduct which may translate into losses to any party or which may violate the economic order and free bidding, duly reporting such conduct, if verified, to the Administrative Board of Economic Defense (CADE), in the manner provided by art. 19, item XIX, of Law 9.472 of 1997.

Section 7.3 – Subject to regulations in force, the AUTHORIZED PARTY shall ensure that any user has the right to enjoy value added services, which are to be provided under technically adequate conditions and at equal and fair prices; it being prohibited to the AUTHORIZED PARTY to establish any obstacles or restrictions to the enjoyment of such services.

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Sole Paragraph - Value added services shall be understood as any activities that add to the service object hereof, without mixing with it, new utilities related to access, storage, presentation, movement or retrieval of information.

Chapter VIII – AUTHORIZED PARTY’s Rights,
Obligations and Restrictions

Section 8.1 – In addition to the other obligations arising from this STATEMENT, which are inherent to the provision of the services, it shall be incumbent upon the AUTHORIZED PARTY:

I – to provide the services with strict observance of the stipulations set forth in this STATEMENT, submitting itself totally to Anatel’s regulations;

II – to install all the equipment and facilities necessary to provide the services authorized herein, within the specifications mentioned on this STATEMENT;

III – to provide Anatel, in the manner and with the frequency stipulated on the regulations in force, with all the requested data and elements concerning the subject services;

IV – to submit itself to Anatel’s supervision, granting Anatel’s agents access to the facilities comprised by the services and to its accounting records;

V – to keep separate accounting records, according to each service provided;

VI – to keep an adequate customer information and service center;

VII – to submit a copy of the service related agreements and contracts entered into with foreign telecommunication service providers;

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VIII – to disclose, either directly or through third parties, its own subscribers’ access codes, as well as those of the subscribers of other providers of the STFC services, in the public or private system, within the authorized area, except for those of the subscribers who expressly requested not to be listed;

IX – to supply a list of its subscribers to whoever wishes to disclose it, within reasonable time periods and at reasonable prices;

X – to strictly respect the duty to preserve the secrecy and the confidentiality of telecommunications, subject to the legal and regulatory provisions;

XI – to respect subscribers’ privacy with regard to collection documents and all their personal information;

XII – to previously submit to Anatel all and any change it intends to make on its bylaws or articles of incorporation, including those concerning spin-offs, mergers, transformations, incorporations, and also control transfer or changes in corporate capital;

XIII – to guarantee to all other telecommunication service providers an interconnection to its network, subject to the regulations in force;

XIV – to respect the rights of all other telecommunication service providers, abstaining from engaging in any discriminatory conduct or any conduct designed to hamper their activities;

XV – to use, where so required by the regulations in force, equipment duly certified and accepted by Anatel;

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XVI – to abide by the technical rules and standards in force in Brazil, abstaining form any discriminatory conduct with regard to the assets and equipment manufactured in Brazil;

XVII – to make available to authorities and civil defense agents, in cases of public calamity, all the means, systems and resources requested therefrom, with a view to providing them with support or to providing aid to affected populations;

XVIII – to service, on a priority basis, the President of the Republic, his protocol representatives, his entourage and support staff, as well as foreign Chiefs of State during visits and official trips within the Brazilian territory, making available the means necessary for the adequate communication of these authorities, subject to Anatel’s regulations;

XIX – to pay all inspection and operating fees applicable to its installations, as provided for by the regulations in force;

XX – to publish, on an annual basis, regardless of the legal system to which it is subject, the balance sheet and the financial statements of each fiscal year, subject to the legislation in force and Anatel’s regulations;

XXI – to abide to the Brazilian law concerning foreign labor, including those applicable to high ranking officers;

XXII – to enforce all agreements and treaties entered into between Brazil and other countries and international bodies, as per Anatel’s regulations;

XXIII – to submit, with the regularity stipulated by Anatel, a list of all shareholders who, either individually or in group, hold an interest equal to or greater than (5%) five percent of its voting capital;

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XXIV – to provide Anatel with technical, operational, economic-financial, corporate and accounting information, or other types of data it might be asked to submit; and

XXV – to inform Anatel, with a minimum antecedence of (60) sixty days, computed as of the date on which its operations commence, a list of the cities and the respective quantity of accesses to be offered, within the Area(s) where the services are to be provided.

Sole Paragraph – The AUTHORIZED PARTY, its affiliates, controlled entities and parent companies, may not condition the services to joint consumption (oferta casada) of any other service, nor offer advantages to users as a result of their engaging services additional to those mentioned on this STATEMENT, even when said additional services are provided by third parties.

Clause 8.2 – Without prejudice to the other provisions contained on this STATEMENT and to the guarantees ensured by law, the AUTHORIZED PARTY shall have the following rights:

I – to provide its services within its corporate strategy, freely defining its investments, yet duly respecting Anatel’s regulations and the stipulations on this STATEMENT;

II – to waive its right to provide the authorized services, as set forth on art. 142 of Law 9.472 of 1997, provided that it expressly indicates so to Anatel and to all of its users, with a minimum precedence of six (6) months;

III – appoint a representative to follow up on Anatel’s inspections;

IV – to discontinue the provision of services, as provided for in section 4.4 of this STATEMENT, or not to accept a request for services made by subscribers who are listed as subscribers who have defaulted on their payments.

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V – to have access to an interconnection with the other providers of the STFC service, under non-discriminatory economic and operating conditions, under suitable technical conditions and at equal and fair prices which strictly address what is necessary to provide the services, subject to Anatel’s regulations;

VI – to receive the services requested from the other providers with no discrimination, at market prices or for prices negotiated between the parties and with the discounts applicable in light of the costs avoided as a result of large-scale consumption, subject to the regulations in force;

VII – to obtain all information necessary to provide the services, as per item VI above, including that concerning turnover, exempted the right which the other service providers have to preserve their corporate secrets and save for third party rights;

VIII – availability of numbering resources according to the regulations in force;

IX – to ask that Anatel preserve the confidentiality of the information gathered during its inspection or supervisory activities; and

X – to engage third party services to develop activities which are inherent, accessory or complementary to the telecommunications services provided, and to implement joint projects.

Section 8.3 – While this STATEMENT is in force, the AUTHORIZED PARTY shall be solely responsible for all acts committed by its personnel, agents and contracted staff during the provision of the STFC services, as well as for the use of its equipment, facilities or networks; and the Federal Union and Anatel shall be exempt from complaints and/or the duty to indemnify.

Section 8.4 – The AUTHORIZED PARTY shall not oppose to works of public interest, whatever their nature, whenever it becomes necessary to remove its telephone installations or networks in order to enable implementation of said works either directly or indirectly by any governmental body or entity.

Section 8.5 – The AUTHORIZED PARTY shall negotiate directly with each City Hall in the areas where the services are to be provided, and with the other providers of public services as well, the conditions for placing the poles and crossbars (cruzetas) necessary for raising its aerial lines and cables and, further, the underground pipes and channels necessary for the passage of cables under streets and public buildings.

Paragraph 1 – The AUTHORIZED PARTY shall have to contact the persons responsible for the public or private property over or under which its pipes or channels are to pass, or even to install the props necessary for placing the same, obtaining their respective consent or right to use.

Paragraph 2 – The AUTHORIZED PARTY shall also have to negotiate with municipal authorities the measures necessary to establish the conditions required for overcoming the interferences on the network which are to be made in order to allow provision of the services, including those concerning the right to cut down or trim trees.

Clause 8.6 – As mandated by art. 73 of Law 9.472 of 1997, the AUTHORIZED PARTY may use poles, pipes, conduits and property belonging to or controlled by other providers of telecommunication services or other services of public interest.

Paragraph 1 – Use of the means referred to at the heading of this Section shall be made on a non-discriminatory basis and at fair and reasonable prices.

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Paragraph 2 – The AUTHORIZED PARTY shall make available to the other providers of telecommunication services, considered by Anatel to be of public interest, the means it owns or controls (referred to at the heading of this Section), abiding by the same conditions set forth on the preceding paragraph.

Paragraph 3 – Whenever the AUTHORIZED PARTY is unable to reach an agreement with the other providers as to the use of the means mentioned on this Clause, it shall be incumbent on Anatel to, either on an isolated basis or along with the other regulatory bodies involved, define the conditions for such use.

Clause 8.7 – While this Authorization is in force, the AUTHORIZED PARTY shall maintain a user information and service center, operating twenty-four (24) hours a day, capable of receiving and processing the requests, complaints and claims forwarded by users either personally or by any means of communication.

Paragraph 1 – The AUTHORIZED PARTY shall divulge to all users the addresses and access codes of its user information and service centers, which must necessarily be mentioned on the Agreements for Provision of STFC Services entered into.

Paragraph 2 – The AUTHORIZED PARTY must make available and divulge a code that is easy to access and free, so that users may forward their requests by telephone.

Paragraph 3 – All requests, complaints and claims forwarded by users, by any means, must receive a number of order, which shall be informed to the interested party, so that he/she may follow up on the same.

Paragraph 4 – The user shall be informed by the AUTHORIZED PARTY, within the time periods stipulated by the General Plan of Quality Goals, as to the steps that have been taken with regard to his/her request, complaint or claim.

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Paragraph 5 – Should Anatel verify that there is any difficulty for users to access the user information and service center, Anatel may direct the AUTHORIZED PARTY to expand the available means of access, under the penalty of considering the obligation established herein as not met.

Section 8.8 – Upon engaging the services and acquiring the equipment related to the purpose of this STATEMENT, the AUTHORIZED PARTY undertakes to consider the offers made by independent suppliers, including Brazilian suppliers, and to base its decisions (with respect to all offers submitted) on the fulfillment of objective criteria of price, delivery conditions and technical specifications established in the pertinent regulations.

Paragraph 1 – In cases where offers are equivalent, the AUTHORIZED PARTY undertakes to use as a casting vote criterion, a preference for services offered by companies located in Brazil, equipment and materials manufactured in Brazil and, among them, those which use Brazilian technology, and the equivalence mentioned in this Paragraph shall be determined when, on a cumulative basis:

I -  the Brazilian price is equal to or lower than that of the imported item, as placed on the national territory, including all applicable taxes;

II – the time period necessary for delivery is compatible with the needs of the service; and

III – the technical specifications established in the pertinent regulations have been met and the items have been certified or have certificates accepted by Anatel, when applicable.

Paragraph 2 – The services mentioned are those related to research and development, planning, design, physical implantation and installation, operation, maintenance, supervision and testing of telecommunication systems.

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Section 8.9 – The AUTHORIZED PARTY, its affiliates, controlled entities and parent companies, or any of its shareholders directly or indirectly having an ownership interest equal to or greater than (5%) five percent of the AUTHORIZED PARTY’s voting shares may only own non-voting shares of STFC service provider(s) which operate within the same Area of Provision of Services and which provide the same modality of services, up to a maximum limit of (20%) twenty percent of their share capital.

Chapter IX –Transfers and Corporate Changes

Section 9.1 –Transfers and corporate changes are subject to the conditions established on arts. 7, 98, and 136 of Law 9.472 of 1997, and must comply with the provisions of Resolution No. 101 of February 4th 1999, in Rule no. 04/98 – Anatel, approved by Resolution No. 76 of December 16th 1998, in Rule no. 07/99 – Anatel, approved by Resolution No. 195 of December 7th 1999, and subsequent specific regulations.

Chapter X – Anatel’s Obligations and Prerogatives

Section 10.1 – In addition to other prerogatives inherent to its function as Regulatory Body and to the other obligations stemming from this STATEMENT, it shall be incumbent upon Anatel:

I – to follow up and supervise the provision of the services with a view to ensuring that regulations are met;

II – to regulate the provision of the authorized services;

III – to apply the sanctions contemplated by regulations and, specifically, on this STATEMENT;

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IV – to oversee the good quality of the services; receive, investigate and solve complaints and claim made by users, advising them (within a maximum term of ninety (90) days) as to the steps taken with a view to deterring the violation of their rights;

V – to declare as extinct the Authorization, in the cases provided for by Law 9.472 of 1997;

VI – to zeal for the guarantee of interconnection, clarifying any pending matters which may have arisen between the AUTHORIZED PARTY and the other service providers;

VII – to permanently monitor the relationship between the AUTHORIZED PARTY and the other providers, resolving any possible disputes arisen;

VIII – to deter those conducts of the AUTHORIZED PARTY which are contrary to free competition, subject to CADE’s jurisdiction, regulations in force and, especially, the provisions of section 10.3 in this Chapter;

IX – exercise inspection activity on the services, as per the provisions of this STATEMENT; and

X – collect the fees belonging to FISTEL, adopting the measures stipulated in the pertinent legislation.

Section 10.2 – Anatel may initiate administrative proceedings with a view to investigating the lack of veracity or the inconsistency of the conditions informed by the AUTHORIZED PARTY as to not having ownership interests on other business entities or as to its violating other prohibitions designed to prevent economic concentration, whenever there are significant signs of said influence by the AUTHORIZED PARTY, its affiliates, its controlled

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entities or its parent companies on (an)other business entity(ies) which provide the STFC services and operate in the same Area and provide the same type of service, such as:

I – the existence of significant active or passive financing operations, of any form, between the AUTHORIZED PARTY, its affiliates, controlled entities or parent companies, and (an)other provider(s) of STFC services;

II – the granting of real security, personal guarantees, or any other type of guarantees, by the AUTHORIZED PARTY, its affiliates, its controlled entities or its parent companies to (an)other provider(s) of STFC services, or vice-versa;

III – the transfer of assets between the AUTHORIZED PARTY, its affiliates, its controlled entities or its parent companies, and (an)other provider(s) of the STFC services in non arms’ length conditions, terms and amounts;

IV – the existence of transfer of strategic technology between the AUTHORIZED PARTY. its affiliates, its controlled entities or its parent companies, and (an)other provider(s) of the STFC services;

V – the provision of telecommunication and correlate services between the AUTHORIZED PARTY, its affiliates, its controlled entities or parent companies, and (an)other provider(s) of the STFC services, in conditions which are more favorable or privileged, when compared to the other companies which operate in the market;

VI – the existence of interconnection agreements between the AUTHORIZED PARTY, its affiliates, its controlled entities or parent companies, and (an)other provider(s) of STFC services, which contain more favorable or privileged conditions, when compared to those offered to the other companies operating in the market;

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VII – the existence of agreements for sharing infrastructure, between the AUTHORIZED PARTY, its affiliates, its controlled entities or parent companies, and (an) other provider(s) of STFC services in more favorable or privileged conditions, when compared to those offered to the other companies operating in the market;

VIII – shared use of relevant resources, whether material, technological or human by the AUTHORIZED PARTY, its affiliates, its controlled entities or parent companies, and (an) other provider(s) of STFC services;

IX – the existence of any other legal act between the AUTHORIZED PARTY, its affiliates, its controlled entities or parent companies, and (an)other provider(s) of STFC services, with a view to transferring shares among them, or granting preference rights as to the transfer of shares among them;

X – the joint engagement of goods or services by competitors; and

XI – other conducts defined in regulations as indicative of economic concentration or of the use of the power to control between the AUTHORIZED PARTY and (an)other provider(s) of the STFC services.

Sole Paragraph – If, upon conclusion of the proceedings mentioned in this section, it is verified that any of the foregoing situations exists and is in use by the AUTHORIZED PARTY, the present Authorization may be cancelled as per the terms of art. 139 of Law 9.472 of 1997.

Section 10.3 – Anatel may also initiate administrative proceedings with a view to investigating the existence of an infringement of the economic order, as defined in Law 8.884 of 1994, and, particularly, the existence of conducts which restrict free competition, upon verifying, among others, any of the following signs:

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I – Too long a stability of the participations of competing companies in the market;

II – A uniform commercial conduct among competing companies;

III – The joint engagement of goods and services by competing businesses;

IV – Too long a stability of the levels or structures of the prices charged for the services, or a parallel variation of prices;

V – The standardization of the conditions or terms of offer of the services among the competing companies;

VI – The exchange of relevant information among competing businesses, concerning, among other aspects, their technological, financial or commercial strategies;

VII – Stable division of market shares among competitors;

VIII – Mutual complementation among the expansion plans or projects or the implementation of networks;

IX – Discrimination in terms of prices or conditions for the provision of services, which favor certain companies and are detrimental to the others operating in the same market;

X – The purchase, sale, rental, loan or any other form of conveyance, whether temporary or definitive, of assets having a significant value or a strategic importance among competing corporations;

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XI – The joint use of relevant resources, be they material, technological, or human, by competing companies;

XII – The existence of interconnection agreements which provide for more favorable or privileged conditions to given companies, when compared to those offered to the other companies operating in the same market;

XIII – The existence of agreements to share infrastructure, which provide for more favorable or privileged conditions to specific corporations, when compared to those offered to the other corporations operating in the same market;

XIV -  The distortion, manipulation, omission or hampering, by competing companies, of the information requested by Anatel; and

XV – Other business practices which the law defines as indicative of collusion.

Sole Paragraph – Verification that the AUTHORIZED PARTY is engaged in collusive conduct or in conduct which is restrictive of free competition may cause, in addition to the sanctions provided for in this Statement and those applicable by CADE, the expiration of this AUTHORIZATION.

Chapter XI – The Authorized Party

Section 11.1 -  The AUTHORIZED PARTY is a business entity incorporated under the Brazilian law, having its main place of business and management in Brazil, as per the provisions of Law 9.472 of 1997 and Decree No. 2.617 of June 5th 1998.

Chapter XII – The Inspection System

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Section 12.1 – Anatel shall be in charge of inspections of all services in order to ensure that the commitments undertaken herein are duly abided by.

Paragraph 1 – Inspections to be carried out by Anatel shall include inspecting and following up on the AUTHORIZED PARTY’s activities, equipment, and facilities, thus requiring free access to all of the AUTHORIZED PARTY’s data and information, as well as those of third parties.

Paragraph 2 – The information gathered during inspection activities shall be published on the Library, except for that information which, upon request by the AUTHORIZED PARTY, is to be regarded as confidential by Anatel.

Paragraph 3 – Information considered confidential as per the preceding paragraph shall only be used in procedures relating to this STATEMENT, and Anatel and those appointed by it shall be held liable for any disclosure, whether broad or restricted, of said information beyond the scope of such use.
Section 12.2 – The AUTHORIZED PARTY, through the indicated representative may follow up all and any inspections the Anatel carries out, and shall not hinder or prevent the inspection services on penalty of being subject to the penalties set forth in this STATEMENT.
Chapter XIII – The Interconnection

Section 13.2 – The AUTHORIZED PARTY is obliged to allow, facilitate, make available and interconnect to the network it operates the networks of other providers of telecommunication services, in the public or private system, whenever so requested by the latter, subject to the regulation in force and, specially, the General Interconnection Regulations, as approved by Resolution No. 40 of July 23rd 1998.

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Sole Paragraph – The  availability of interconnection points must be negotiated directly between the AUTHORIZED PARTY and the providers involved, subject to the regulations in force.

Section 13.2 – The AUTHORIZED PARTY shall be remunerated for the use of its network according to the provisions set forth on the Regulations on Remuneration of Use of Networks Belonging to the Providers of the STFC Service, as approved by Resolution No. 33 of July 13th 1998.

Section 13.3 – The AUTHORIZED PARTY shall have the same rights and shall abide by the same interconnection conditions as those applied to the other providers of the STFC service.

Sole Paragraph – The AUTHORIZED PARTY shall make available for interconnection the network elements which have the greater technical desegregation elements possible, subject to the regulations in force.

Section 13.4 – The AUTHORIZED PARTY shall charge the other telecommunication service providers (for use of its networks), at the most, the amounts established by Anatel, subject to the regulation in force.

Chapter XIV - Sanctions

Section 14.1 – When performing this STATEMENT the AUTHORIZED PARTY shall be subject to the following sanctions - which shall be applied through grounded decisions issued by Anatel, and the AUTHORIZED PARTY shall have the right to defend itself, as per the terms of Anatel’s Charter (Regimento Interno) - without prejudice to the other penalties provided for by the regulations in force:

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I – in case of acts or omissions contrary to the provisions set forth on this STATEMENT and which may be harmful to free competition in the telecommunications sector: a fine of up to fifty million Brazilian Reais (R$50,000,000.00);

II - in case of violation of the provisions set forth on this STATEMENT and which translate into a refusal to provide the authorized service to any interested party, as provided for on Section 1.5: a fine of up to fifty million Brazilian Reais (R$50,000,000.00);

III – in case of violation of the provisions set forth on this STATEMENT and which translate into noncompliance with the quality goals and parameters established for providing the service: a fine of up to forty million Brazilian Reais (R$40,000,000.00);

IV – in case of any other act or omission not included in the preceding items and which translates into a violation of the rights of users, as defined herein, or cause them any losses: a fine of up to thirty million Brazilian Reais (R$30,000,000.00);

V – in case of any act or omission which violates the provisions of Section 8.8 of this STATEMENT as to the engagement of services or the acquisition of equipment and materials produced in Brazil: a fine of up to thirty million Brazilian Reais (R$30,000,000.00);

VI - in case of any act or omission which prevents or bars Anatel’s inspection activities, as provided for on this STATEMENT: a fine of up to twenty million Brazilian Reais (R$20,000,000.00); and

VII – in case of noncompliance with any obligation expressly contemplated by this STATEMENT, except with those mentioned on the preceding items: a fine of up to ten million Brazilian Reais (R$10,000,000.00).

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Paragraph 1 – The infringements mentioned on items I and IV above shall have their gravity exclusively based on the general criteria provided for on Section 14.2 and shall be characterized by those of the AUTHORIZED PARTY’s conducts which directly or indirectly may hurt competition in the sector, more specifically in the form of:

a) impeding or hampering the possibility that users elect another authorized service provider or another provider of long distance national or international telecommunications services;

b) refusing to provide interconnections to another provider of telecommunications services;

c) impeding or hampering the activity of value added service providers;

d) making the availability of the services conditional upon the users’ acquiring services not contemplated on this STATEMENT or offering them advantages in case they do so;

e) providing any telecommunications services for which the AUTHORIZED PARTY has no authorization issued by Anatel;

f) failure to maintain quality standards as to the interconnections; and

g) delaying the delivery of information essential for the activity of the other providers, especially with regard to user listings.

Paragraph 2 – The infringement mentioned on item III shall be characterized by the failure to meet the quality parameters defined on the General Plan of Quality Goals and shall have its gravity defined according to the number of users affected and the losses caused, and shall be further characterized violations in the form of either acts committed or omitted,

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either directly or indirectly, of obligations provided for on this STATEMENT which violate users’ rights, specially:

a) interruption of the services for a period longer than that established in the General Plan of Quality Goals;

b) failure to allocate human and material resources to the operation and maintenance of the services in a sufficient number to preserve minimum quality standards;

c) negligence in modernizing the network, in such a manner as to affect the quality of the service;

d) noncompliance with the duty to provide information to users;

e) violation of the secrecy of telecommunications, other than in legal cases, even when said violation has been caused by third parties, in the facilities for which the AUTHORIZED PARTY is responsible;

f) noncompliance with the duty to provide free telephone directories;

g) failure to maintain a user information and service center as required in this STATEMENT; and

h) charging prices at variance with the rules stipulated on this STATEMENT and on the regulations in force.

Paragraph 3 – The infringement mentioned on item V shall be characterized when a violation of the provisions of section 8.8 has been verified and its gravity shall be defined according to the stipulated in the regulations in force.

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Paragraph 4 – The gravity of the infringement mentioned on item VI above shall be defined according to the relevance of the inspection activity impeded and shall be characterized by the violation, in the form of an act committed or omitted, directly or indirectly, by the AUTHORIZED PARTY or its employees, which impedes or hampers the inspection activities conducted by Anatel, its employees or agents, specially in the form of:

a) a refusal by the AUTHORIZED PARTY to address a request for information made by Anatel with regard to the authorized service or to the assets affected thereby;

b) placing obstacles on the activities of Anatel’s inspection agents;

c) failure to comply with the publicity obligations stipulated on this STATEMENT or on the regulations in force; and

d) failure to submit or untimely submission of any information, datum, report or document which, in view of the regulations in force or this STATEMENT, should be submitted to Anatel.

Paragraph 5 – The sanction provided for in item VII shall apply in case of a violation to the obligations provided for in this STATEMENT and not included in the preceding Paragraphs.

Paragraph 6 – The sanction provided for in item I shall be applied by Anatel regardless of the measures the CADE  may adopt.

Paragraph 7 – The failure to pay any of the fines established on this Section within the deadline stipulated by Anatel shall constitute a grave fault and shall imply the incidence an additional late payment fine (multa moratoria) equivalent to point thirty-three per cent

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(0.33%) a day, up to a limit of (10%) ten per cent, plus an additional amount equivalent to the SELIC reference fee that applies to federal bonds, which shall be applied to the amount due, considering all of the days of late payment, except where otherwise provided for by specific regulations.

Section 14.2 – Application of the fines stipulated in this Chapter shall be subject to the rules contained under Title VI of Book III of Law 9.472 of 1997 and in the regulations in force.

Paragraph 1 – When defining the gravity of the sanctions and when stipulating the fines, Anatel shall observe the following circumstances:

I – the proportionality between the intensity of the penalty and the gravity of the fault, including the number of users affected;

II – the damage which the infringement has caused on the service and on users;

III – the benefits which the AUTHORIZED PARTY has enjoyed in view of the infringement;

IV – the AUTHORIZED PARTY’s market share within the geographic area where the services are provided;

V – the AUTHORIZED PARTY’s economic and financial situation, specially its capacity to generate revenues and its net worth;

VI – the AUTHORIZED PARTY’s precedents;

VII – the specific recurrence of the infringement, defined by repetition of the same fault after already having been warned as to its commission before; and

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VIII – the general circumstances that either aggravate or attenuate the infringement.

Paragraph 2 – Regardless of the specific grading criteria established in each of the items of the preceding Section, and others stipulated in the regulations in force, grading of the penalties shall observe the following scale:

I – the infringement shall be considered small when resulting from the AUTHORIZED PARTY’s involuntary or excusable conducts and from which the AUTHORIZED PARTY has not benefited;

II – the infringement shall be considered of medium gravity when resulting from inexcusable conducts, yet which do not give the AUTHORIZED PARTY any benefit or profit, nor affect a significant number of users; and

III -  the infringement shall be considered grave when Anatel verifies that any of the factors below is present:

a) the AUTHORIZED PARTY has acted in bad faith;

b) the AUTHORIZED PARTY has benefited either directly or indirectly from the infringement;

c) the AUTHORIZED PARTY has recurred in committing the infringement; and

d) a significant number of users has been affected.

Paragraph 3 – At Anatel’s discretion, in infringements considered small, when occurring for the first time, an admonition penalty may be applied to the AUTHORIZED PARTY,

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which admonition shall be formally communicated, without prejudice to its publication on the Official Gazette.

Paragraph 4 – In applying the sanctions stipulated in this Chapter, the Sanctioning Procedure of Anatel’s Charter (Regimento Interno) shall be observed.

Paragraph 5 – In case of the infringements defined in Section 14.1, Anatel may direct the AUTHORIZED PARTY to deduct from the amount to be paid in the form of a fine the amounts payable in the form of compensation to all users affected, establishing, upon the application of the fine, the compensation criteria, the time period within which it is to be paid, and the maximum amount to be deducted.

Paragraph 6 – The case mentioned in the foregoing Paragraph may only be adopted when it is verified that the interests or needs of users shall not eliminate the AUTHORIZED PARTY’s liability as to other civil indemnity owed.

Section 14.3 – The fines stipulated in this Chapter shall be applied without prejudice to the characterization of the cases of cancellation provided for in this STATEMENT.

Section 14.4 – The amount of the fines established in this Chapter shall be adjusted annually based on the IGP-DI index, and the first adjustment shall apply one year after signature of this STATEMENT.

Chapter XV – Extinction of the Authorization

Section 15.1 – The Authorization shall be considered extinct in cases of cancellation, lapsing, laches, waiver, or annulment, as per arts. 138 through 144 of Law 9.472 of 1997, and as per the procedures established in the regulations in force.

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Sole Paragraph – The declaration of extinction shall not eliminate the penalties applicable as per the provisions of this STATEMENT to the infringements committed by the AUTHORIZED PARTY.

Chapter XVI – Legal Regime and Applicable Documents

Section 16.1 – This Authorization shall be governed – without prejudice to the other rules comprised by the Brazilian legal system – by Law 9.472 of 1997 and the regulations stemming therefrom, specially those falling under the jurisdiction of the Executive Branch, as provided by art. 18 of said Law, and, when in conflict, the latter shall prevail over the former.

Section 16.2 – In providing the services authorized herein, the AUTHORIZED PARTY shall observe Anatel’s regulations, as part of this STATEMENT, specially as to the documents listed below:

I – The General Concession Plan, as approved by Decree No. 2.534 of April 2nd 1998;

II – General Plan of Quality Goals for the Land Line Switched Telephone Service, as approved by Resolution No. 341 of June 20th 2003;

III – Regulation on Telecommunications Services, as approved by Resolution No. 73 of November 25th 1998;

IV – Regulation on Land Line Switched Telephone Services, as approved by Resolution No. 426 of December 9th 2005;

V – General Regulation on Interconnections, as approved by Resolution No. 410 of July 11th 2005;

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VI – Regulation on Numbering, as approved by Resolution No. 83 of December 30th 1998;

VII – Regulation on the Management of Numbering Resources, as approved by Resolution No. 84 of December 30th 1998;

VIII – Regulation on Renumbering for the Use of the Networks which Provide the STFC Services, as approved by Resolution No. 33 of July 13th 1998;

IX – Regulation on the Disclosure of Subscriber Directories and on the Editing and Distribution of the Mandatory and Free Telephone directory, as approved by Resolution No. 66 of November 9th 1998;

X – Regulation on Bidding for the Concession, Permission and Authorization of Telecommunications Services and Authorization to Use Radio-frequencies, as approved by Resolution No. 65 of October 29th 1998;

XI – Regulation on the Procedures for Engaging services and Acquiring Equipment or Materials by Telecommunication Service Providers, as approved by Resolution No. 421 of November 17th 2005; and

XII – Regulation on the Issuance of Authorizations for the Provision of Land Line Switched Telephone Services - STFC, addressed to the public in general, as approved by Resolution No. 283 of November 29th 2001.

Section 16.3 – On interpreting the rules and provisions appearing on this STATEMENT, the interpreter shall consider, in addition to the documents mentioned on this Chapter, the general construction rules, as well as the rules and principles appearing on Law 9.472 of 1997.

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Chapter XVII - Venue

Section 17.1 – The venue of the Federal Courts in Brasilia, Federal District, shall be competent for resolving the issues arising from this STATEMENT.

Chapter XVIII – Final Provision

Section 18.1 – This STATEMENT shall be in force as of the publication of its abstract on the Official Gazette of the Federal Union (Diário Oficial da União).

Upon full agreement with the provisions and conditions of this STATEMENT, the parties execute (2) copies of the same, of identical content and form, in the presence of the witnesses, who also sign, so that the legal and juridical effects thereof may take effect.

Brasilia, May 25th 2007

On behalf of Anatel:

<signature>
JOSÉ GONÇALVES NETO
Deputy Superintendent for Public Services

On behalf of the AUTHORIZED PARTY:

<signature>
LEANDRO ENRIQUE LOBO GUERRA
Corporate Manager for Regulatory Affairs

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WITNESSES:

<signature> Fernando Ribeiro Ramos CI: 3.090.163-4 SSP-SC	<signature> Israel Lacerda de Araujo CI: 2.254.556 SSP-DF

NATIONAL TELECOMMUNICATIONS AGENCY

AUTHORIZATION STATEMENT EXCERPT
No. 437/2007/SPB-ANATEL

PARTIES: National Telecommunications Agency – Anatel and TIM CELULAR S.A.
PURPOSE: Authorization for the exploitation of Land Line Switched Telephone Services (STFC) intended for use by the public in general, provided under the private system, as a LOCAL modality, in the Provision Areas corresponding to Regions I, II, and III of the General Concession Plan – PGO.
LEGAL GROUND: Act No. 65.152 of May 24th 2007, published on the Official Gazette (Diário Oficial da União) of May 25th 2007; Federal Law No. 9.472 of July 16th 1997 (General Telecommunications Law - LGT); General Concessions Plan – PGO, as approved by Decree No. 2.534 of April 2nd 1998; Regulation on the Issuance of Authorizations for

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the Provision of Land Line Switched Telephone Services intended for Use by the Public in General (STFC), as approved by Resolution No. 283 of November 29th 2001.
SIGNATORIES: On behalf of Anatel: JOSÉ GONÇALVES NETO – Deputy Superintendent for Public Services; On behalf of Tim Celular S.A., LEANDRO ENRIQUE LOBO GUERRA - Corporate Manager for Regulatory Affairs, and, as witnesses: Fernando Ribeiro Ramos and Israel Lacerda de Araujo.

<signature>
JOSÉ GONÇALVES NETO
Deputy Superintendent for Public Services

Published in the Union Gazette of
07/29/07 – Page 62, Section 3